UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant Under Rule 14a-12

RCI Hospitality Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials

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RCI HOSPITALITY HOLDINGS, INC.

10737 CUTTEN ROAD

HOUSTON, TEXAS 77066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, AUGUST 23, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of RCI Hospitality Holdings, Inc. (“we,” “us” and the “Company”) will be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Tuesday, August 23, 2022 at 10:00 a.m. (Central Time) for the following purposes:

(1)	To elect six directors;
(2)	To ratify the selection of Friedman LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022;
(3)	To approve the 2022 Stock Option Plan;
(4)	To approve a non-binding advisory resolution on executive compensation; and
(5)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on June 28, 2022, will be entitled to vote at the Annual Meeting or any adjournment thereof. You are cordially invited to attend the Annual Meeting.

We have elected to furnish proxy materials and our fiscal 2021 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which should allow us to reduce costs. On or about July 11, 2022, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about July 20, 2022. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail. The Proxy Statement, Annual Report to security holders for the year ended September 30, 2021 and proxy card are available at www.proxyvote.com.

Due to the public health impact of the novel coronavirus disease (“COVID-19”) outbreak, any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. We reserve the right to take any additional precautionary measures deemed appropriate in relation to the meeting and access to the meeting premises. As a result of the public health and travel risks and concerns due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. If we take this step, we will announce any changes in advance in a press release available on our website (rcihospitality.com) and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

July 11, 2022

HOUSTON, TEXAS

RCI HOSPITALITY HOLDINGS, INC.

10737 CUTTEN ROAD

HOUSTON, TEXAS 77066

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 23, 2022

This proxy statement (the “Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of RCI Hospitality Holdings, Inc., a Texas corporation (“we,” “us” and the “Company”), for their use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Tuesday, August 23, 2022 at 10:00 a.m. (Central Time), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

We have elected to furnish proxy materials and our fiscal 2021 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs. On or about July 11, 2022, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about July 20, 2022. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail. The Proxy Statement, Annual Report to security holders for the year ended September 30, 2021 and proxy card are available at www.proxyvote.com. The cost of solicitation of proxies is being borne by us.

The close of business on June 28, 2022 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of June 28, 2022, we had 9,290,298 shares of common stock, par value $0.01 per share, issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. A plurality of the shares voted in person or represented by proxy at the Annual Meeting will elect as directors the nominees named in Proposal 1. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for: the ratification of the appointment of Friedman LLP as our independent registered public accounting firm (see Proposal 2); approval of the 2022 Stock Option Plan (see Proposal 3); and approval of the non-binding advisory resolution on executive compensation (see Proposal 4). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR THE RATIFICATION OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022, (iii) FOR APPROVAL OF THE 2022 STOCK OPTION PLAN, and (iv) FOR APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Because most large brokerage firms are NYSE member organizations, these rules affect almost all public companies and not just those listed on the NYSE. With respect to the election of directors (see Proposal 1) and approval of the 2022 Stock Option Plan (see Proposal 3), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. Additionally, a broker is not entitled to vote uninstructed shares on matters relating to executive compensation, including the vote to approve a non-binding resolution on executive compensation (see Proposal 4). With respect to the ratification of the appointment of Friedman LLP as our independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by execution and submission of a revised proxy, (ii) by written notice to our Secretary, or (iii) by voting in person at the Annual Meeting.

PROPOSAL 1

TO ELECT SIX DIRECTORS FOR THE ENSUING YEAR

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the “Proxies”) and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

All of the nominees presently serve as directors.

Eric S. Langan, age 54, has been a director since 1998, and our President, CEO and Chairman since 1999. He began his career in the hospitality industry in 1989 and has developed significant expertise in sports bar/restaurants and adult entertainment nightclubs, including related areas of real estate development and finance. Mr. Langan built the XTC Cabaret nightclub brand and merged it into RCI in 1998, expanding the scope of the company. He has been instrumental in bringing professional marketing, management, finance, and technology practices and systems to the gentlemen’s club industry. As one of the original founders of the National Association of Club Executives (ACE), Mr. Langan has been an active member of its Board of Directors since 1999. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Involvement in certain legal proceedings: On September 21, 2020, as part of the settlement of a civil administrative proceeding with the SEC, the Company, Mr. Langan and Phil Marshall (our former chief financial officer) agreed, without admitting or denying the findings, to a cease-and-desist order regarding certain sections of the Securities Exchange Act of 1934 and certain rules promulgated thereunder.

The SEC’s order as to the Company, Mr. Langan and Mr. Marshall found that, from fiscal 2014 through 2019, the Company failed to disclose a total of $615,000 in executive compensation in the form of perquisites. According to the order, these undisclosed perquisites included the cost of the personal use of the Company’s aircraft and Company-provided vehicles, reimbursements for personal airline flights, charitable corporate contributions to the school two of Mr. Langan’s children attended, and housing costs and meal allowance for Mr. Marshall. In addition, the order found that the Company failed to disclose related party transactions involving Mr. Langan’s father and brother and a director’s brother. The order further found that the Company failed to keep books and records that allowed it to report, and lacked sufficient internal controls concerning, these executive perquisites and related party transactions.

The SEC’s order as to the Company, Mr. Langan, and Mr. Marshall found that the Company and Mr. Langan violated, and Mr. Langan and Mr. Marshall caused the Company to violate, the proxy solicitation provisions of Section 14(a) of the Securities Exchange Act of 1934 and Rules 14a-3 and 14a-9 thereunder. The order further found that the Company violated, and Mr. Langan and Mr. Marshall caused the Company to violate, the reporting provisions of Section 13(a) of the Exchange Act and Rules 13a-1 and 12b-20 thereunder, the books and records provisions of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and the disclosure controls provision of Rule 13a-15(a) under the Exchange Act. The Company, Mr. Langan, and Mr. Marshall agreed, without admitting or denying the SEC’s findings, to a cease-and-desist order and to pay civil penalties in the amounts of $400,000, $200,000, and $35,000, respectively.

Travis Reese, age 52, became a director and our Executive Vice President in 1999. Throughout his time with the company, Mr. Reese has served many different roles, including without limitation overseeing information technology, working to create the company’s intranet, permit tracking, and incident reporting systems as well as other technology platforms the company uses. Additionally, with his family history in military and aviation, he created the company’s Bombshells Restaurant and Sports Bar concept in 2013. Mr. Reese has been involved in the adult entertainment industry since 1992. His experience and knowledge in this industry is essential to the Board’s oversight of our businesses.

Luke Lirot, age 65, became a director on July 31, 2007. Mr. Lirot received his law degree from the University of San Francisco in 1986. After serving as an intern in the San Francisco Public Defender’s Office in 1986, Mr. Lirot returned to Florida and established a private law practice where he continues to practice and specializes in adult entertainment issues. He is a past President of the First Amendment Lawyers’ Association and has actively participated in numerous state and federal legal matters. Mr. Lirot represents as counsel scores of individuals and entities within our industry. Having practiced in this area for over 30 years, he is aware of virtually every type of legal issue that can arise, making him an important member of the Board.

Yura Barabash, age 47, became a director on September 19, 2017. Mr. Barabash has been a Vice President of Business Development at AVI-SPL, a global market leader in audio visual and unified communications based in Florida since October 2021. Mr. Barabash has extensive corporate finance experience across multiple industries domestically and internationally, and has been involved in multiple equity and debt financings and M&A transactions for public and private companies in the US, China, Brazil, EU and Russia. From August 2019 to January 2021 Mr. Barabash was a Chief Operating Officer of Gingko Online Learning LLC, private online learning company in Florida and a consultant to Chengdu Gingko Education Management, educational management company in Chengdu, China. From 2016 to June 2019, he was a Senior Vice President of Finance at Motorsport Network LLC (www.motorsportnetwork.com) in Miami, the largest motorsport data enabled digital media company in the world. Prior to joining Motorsport Network, he was an investment banker at Primary Capital from 2011 until 2016. Previously, Mr. Barabash was an investment banker at Rodman & Renshaw and Merrill Lynch. He holds a B.A. from Sevastopol City University in Ukraine and a Master in International Affairs from Columbia University in New York City, and is fluent in Russian. Mr. Barabash is a valuable member of the Board of Directors based on his extensive corporate finance and investment banking experience across multiple industries domestically and internationally with a wide range of transactions (debt and equity). He also possesses extensive financial modeling and investor relationship experience and experience in diligence, governance and accounting.

Elaine J. Martin, age 65, became a director on August 8, 2019. She is co-founder and general partner of two privately-held Houston area businesses for which she provides a broad array of management and accounting functions on a day-to-day basis. In 1993, she co-founded Medco Manufacturing LLC, which develops, manufactures and sells, under Food and Drug Administration (FDA) guidelines, equipment and disposable products used by plastic surgeons in domestic and international markets. In 1989, Ms. Martin co-founded Aero Tech Aviation LLC, which trains foreign nationals for the Federal Aviation Administration (FAA) Air Frame and Power Plant examination, for their license to repair US-origin aircraft. Earlier in her career, she was a Registered Nurse specializing in cosmetic surgery. Ms. Martin received her BS in Biology and Chemistry from Houston Baptist University. Her volunteer activities have included serving as a member of the Board of Directors of Texas A&M University Mothers’ Club (Aggie Moms). Ms. Martin’s business acumen and experience running companies make her an important member of the Board.

Arthur Allan Priaulx, age 82, became a director on August 8, 2019. He has more than 45 years of experience in the communications industry. Earlier in his career, he was Vice President and General Manager of King Features Division of Hearst Corporation, in charge of worldwide newspaper activities and product licensing. He was also publisher of American Banker, a leading trade publication in the financial services industry, when it was owned by Thomson Financial. In 1993, he founded Resource Media Group, a New York-based financial media and investor relations firm. His clients included a wide range of companies, including RCI Hospitality Holdings, Inc., for which he provided public and investor relations services from 1994 to 2013. Mr. Priaulx has been retired since 2014. He attended Dartmouth College and University of Southampton in the U.K. He has also completed graduate-level courses at INSEAD Business School in France and the Wharton School of the University of Pennsylvania. His volunteer activities have included serving as national vice president of United Cerebral Palsy.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors presently consists of six persons. The following table sets forth our directors and executive officers:

Name	Age	Position
Eric S. Langan	54	Director (Chairman) and CEO/President
Bradley Chhay	38	Chief Financial Officer
Travis Reese	52	Director and Executive Vice President
Luke Lirot	65	Director
Yura Barabash	47	Director
Elaine J. Martin	65	Director
Arthur Allan Priaulx	82	Director

Bradley Chhay, age 38, was appointed as our CFO on September 14, 2020. He is a Certified Public Accountant (CPA), Certified Fraud Examiner (CFE), and Certified Information Systems Auditor (CISA). He joined us in November 2015 as Controller in charge of migrating the company to an upgraded ERP system and enhancing internal and external audit and SEC reporting functions. From 2007 through 2009, he was an auditor for Deloitte & Touche LLP. From 2009 through 2013, he served as Internal Audit Senior, IT Auditor, and Senior Fraud Auditor for Live Nation Entertainment, Inc. of Beverly Hills, a publicly-traded company that markets tickets for live entertainment worldwide, owns and operates entertainment venues, and manages music artists. From 2013 through 2015, Mr. Chhay was an Audit Supervisor and Global ERP Project Lead for RigNet, Inc. of Houston, a publicly-traded digital technology company serving the oil and gas, maritime and government markets. After RigNet, he briefly served as CFO for a smaller, privately-held, multi-unit restaurant chain.

Board Diversity Matrix

The demographic information presented below for our directors is based on voluntary self-identification by each director.

	Langan	Reese	Lirot	Barabash	Martin	Priaulx
Gender Identity
Male		x	x	x		x
Female					x
Non-Binary
Did Not Disclose Gender	x
Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		x	x	x	x	x
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	x

RELATED TRANSACTIONS

Presently, our Chairman and President, Eric Langan, personally guarantees all of the commercial bank indebtedness of the company. Mr. Langan receives no compensation or other direct financial benefit for any of the guarantees. Two adult children of Mr. Langan are also employed by the Company in corporate shared services.

In November 2018, we borrowed $500,000 from Ed Anakar and $100,000 from Allen Chhay as part of a larger group of private lenders. Ed Anakar is the brother of Nourdean Anakar, a former director of the Company. Allen Chhay is the brother of Bradley Chhay, our CFO, and is not employed by the Company or any of its subsidiaries. Their promissory notes bore interest at the rate of 12% per annum and were to mature in November 2021. The notes were payable in monthly installments of interest only with a balloon payment of all unpaid principal and interest due at maturity. Both notes were paid off in September 2021.

In October 2021, we borrowed $500,000 from Ed Anakar and $150,000 from Allen Chhay as part of a larger group of private lenders. Their promissory notes bear interest at the rate of 12% per annum and mature in October 2024. The notes are payable in monthly installments of interest only with a balloon payment of all unpaid principal and interest due at maturity. The terms of the notes are the same as the rest of the lender group

We paid Ed Anakar, our director of operations – club division, employment compensation of $655,289, $502,404, and $550,000 during the fiscal years ended September 30, 2021, 2020, and 2019, respectively.

We used the services of Nottingham Creations, and previously Sherwood Forest Creations, LLC, both furniture fabrication companies that manufacture tables, chairs and other furnishings for our Bombshells locations, as well as providing ongoing maintenance. Nottingham Creations is owned by a brother of Eric Langan (as was Sherwood Forest). Amounts billed to us for goods and services provided by Nottingham Creations and Sherwood Forest were approximately $118,000 in fiscal 2021, $59,000 in fiscal 2020, and $134,000 in fiscal 2019. As of September 30, 2021 and 2020, we owed Nottingham Creations and Sherwood Forest $12,205 and $0, respectively, in unpaid billings. Nottingham Creations continues to provide services to us and billed us approximately $27,149 during the 2022 fiscal year through March 31, 2022.

TW Mechanical LLC (“TW Mechanical”) provided plumbing and HVAC services to both a third-party general contractor providing construction services to the Company, as well as directly to the Company during fiscal 2021, 2020, and 2019. A son-in-law of Eric Langan owns a 50% interest in TW Mechanical. Amounts billed by TW Mechanical to the third-party general contractor were approximately $0, $19,000, and $452,000 for the fiscal years 2021, 2020, and 2019, respectively. Amounts billed directly to the Company were approximately $425,000, $62,000, and $47,000 for the fiscal years 2021, 2020, and 2019, respectively. As of September 30, 2021 and 2020, the Company owed TW Mechanical approximately $7,500 and $5,700, respectively, in unpaid direct billings. Amounts billed by TW Mechanical directly to us totaled approximately $84,700 during the 2022 fiscal year through March 31, 2022. Amounts billed by TW Mechanical to the third-party general contractor were $3,809 during the same period.

Review, Approval, or Ratification of Related Transactions

On September 23, 2019, the Board of Directors, acting upon the recommendation of its Audit Committee, adopted a written related party transaction policy, under which related party transactions are subject to review, approval, rejection, modification and/or ratification by the Audit Committee. The policy provides that prior to the entry into any transaction between the Company and one of its officers, directors, 5% shareholders or an immediate family member of any of the foregoing (a “related party”), such transaction will be reported to the Company’s chief compliance officer. The Company’s chief compliance officer will undertake an evaluation of the transaction. If that evaluation indicates that the transaction would require the Audit Committee’s approval, the Company’s chief compliance officer will report this transaction to the Audit Committee. The Audit Committee will review the material facts of all related party transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the related party transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the related party transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account factors it deems appropriate. In the event that the Audit Committee determines not to ratify and approve the related party transaction, then the Audit Committee will instruct that the related party transaction be rescinded or unwound. The Audit Committee will not approve or ratify any related party transaction unless it deems that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Audit Committee.

In reviewing related party transactions under the policy, the Audit Committee will review and consider one or more of the following as it seems appropriate for the circumstances: (1) the related party’s interest in the related party transaction; (2) the approximate dollar value of the amount involved in the related party transaction; (3) the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss; (4) whether the transaction was undertaken in the ordinary course of business of the Company; (5) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (6) the purpose of, and the potential benefits to the Company of, the related party transaction; (7) whether the related party transaction would impair the independence of an outside director; (8) required public disclosure, if any; and (9) any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction. The Audit Committee will review all relevant information available to it about the related party transaction. The Audit Committee may approve or ratify the related party transaction only if the Audit Committee determines in good faith that, under all of the circumstances, the transaction is fair as to the Company. The Audit Committee, in its sole discretion, may impose such condition as it deems appropriate on the Company or the related party in connection with approval of the related party transaction.

Our Audit Committee is composed of all independent directors, including Yura Barabash, Elaine Martin and Arthur Allan Priaulx. We additionally have one other independent director, Luke Lirot, who is not on the Audit Committee. The definition of “independent” used herein is based on the independence standards of The NASDAQ Stock Market LLC.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

All directors are expected to make every effort to attend meetings of the Board of Directors, meetings of any Board Committees on which such director serves, and annual meetings of stockholders. The Board of Directors held 12 meetings during the fiscal year ended September 30, 2021. The Board of Directors also executed 11 written consents to action in lieu of a meeting of the Board of Directors, which were approved unanimously. During the fiscal year ended September 30, 2021, none of our then directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. Five of our six current directors attended the prior year’s annual meeting of stockholders. There is no family relationship between or among any of our directors and executive officers. We have four directors who meet the definition of “independent director” under the NASDAQ Stock Market Rules, including Luke Lirot, Yura Barabash, Elaine Martin and Arthur Allan Priaulx.

Eric Langan serves as both Chairman of the Board of Directors and Chief Executive Officer. Of our four independent directors, no director has been designated “lead” independent director. Accordingly, all four independent directors have an equal role in the leadership of the Board. We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board and committee level throughout the year. Committees consider risks associated with their particular areas of responsibility. The Board of Directors as a whole considers risks affecting us. To that end, the Board conducts periodic reviews of corporate risk management policies and procedures. The Board and its committees consider, among other things, the relevant risks to us when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

AUDIT COMMITTEE

We have an Audit Committee whose current members are Yura Barabash, Elaine Martin and Arthur Allan Priaulx. All members of the Audit Committee are independent directors. The purpose of the Audit Committee is to (i) oversee our accounting and financial reporting processes, our disclosure controls and procedures and system of internal controls and audits of our consolidated financial statements, (ii) oversee the relationship with our independent auditors, including appointing or changing our auditors and ensuring their independence, and (iii) provide oversight regarding significant financial matters. The Audit Committee meets privately with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Yura Barabash serves as the Audit Committee’s financial expert. The Audit Committee held eight meetings during the fiscal year ended September 30, 2021.

In August 2015, our Board adopted a new Charter for the Audit Committee. A copy of the Audit Committee Charter can be found on our website at www.rcihospitality.com/investor. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the SEC, or otherwise provided to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. NASDAQ Stock Market Rules require all members of the Audit Committee to be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal accounting department.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2021. The Audit Committee discussed with Friedman LLP (“Friedman”), our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Friedman the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Friedman’s communications with the Audit Committee concerning independence, and has discussed with Friedman the independence of Friedman.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended September 30, 2021. This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Yura Barabash

Elaine Martin

Arthur Allan Priaulx

NOMINATING COMMITTEE

We have a Nominating Committee whose current members are Yura Barabash, Elaine Martin, Luke Lirot and Arthur Allan Priaulx. In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director. The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee’s duties. NASDAQ Stock Market Rules require all members of the Nominating Committee to be independent. Pursuant to its Charter, the Committee has the power and authority to consider Board nominees and proposals submitted by our stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority. A copy of the Nominating Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Nominating Committee held one meeting during the fiscal year ended September 30, 2021.

Stockholders who wish to submit a proposal for consideration by the Nominating Committee should review the proposal requirements and deadlines referenced in the section “Future Proposals of Stockholders” below. Stockholder recommendations to the Board of Directors should be sent to 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any current or past relationships between the candidate and RCI Hospitality Holdings, Inc., a description of our shares beneficially owned by the recommending stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person under which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. All candidates, whether proposed by a stockholder or by any other means, will be evaluated based on the criteria established by the Board of Directors. Minimum criteria for non-employee candidates includes financial experience and “independence” as defined under applicable rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and NASDAQ Stock Market Rules. Additional criteria may include: (a) satisfactory results of any background investigation; (b) experience and expertise; (c) financial resources; (d) time availability; (e) community involvement; (f) diversity of viewpoints, backgrounds, experiences and other demographics, and (g) such other criteria as the Nominating Committee may determine to be relevant.

COMPENSATION COMMITEE

We have a Compensation Committee whose current members are Yura Barabash, Elaine Martin, Luke Lirot and Arthur Allan Priaulx. In June 2014, the Compensation Committee adopted a Charter with regard to the Compensation Committee’s responsibilities, including evaluating, reviewing and determining the compensation of our Chief Executive Officer and other executive officers. A copy of the Compensation Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Compensation Committee held five meetings during the fiscal year ended September 30, 2021.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (see below) to be included in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report. This report is furnished by the Compensation Committee of our Board of Directors, whose members are:

Yura Barabash

Luke Lirot

Elaine Martin

Arthur Allan Priaulx

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Yura Barabash, Elaine Martin, Luke Lirot and Arthur Allan Priaulx. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

Stockholder Communications

We do not currently have a formal process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our stockholders and the limited number of communications which we receive. However, we welcome comments and questions from our stockholders. Stockholders can direct communications to our Chairman and Chief Executive Officer, Eric Langan at our executive offices, 10737 Cutten Road, Houston, Texas 77066. While we appreciate all comments from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about us at the same time. Mr. Langan collects and evaluates all stockholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communication to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Langan will promptly direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing below. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2021, as well as any other individuals included in the Summary Compensation Table, are referred to as “named executive officers.”

Overview of Compensation Committee Role and Responsibilities

The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the named executive officers’ compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants.

Compensation Committee Process

The Compensation Committee reviews executive compensation in connection with the evaluation and approval of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board may grant stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.

Compensation Philosophy

The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals. Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.

The Role of Shareholder Say-on-Pay Votes

At our annual meeting of shareholders held on September 14, 2021, approximately 94.7% of the shareholders who voted (including abstentions) on the “say-on-pay” proposal approved the compensation of our named executive officers, as disclosed in the proxy statement. Although this advisory shareholder vote on executive compensation is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.

Retirement Savings Plan

The Company maintains a retirement savings plan for the benefit of our executives and employees. Our Simple IRA Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (the “Code”). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our Simple IRA Plan are invested based on participant-directed elections. We make certain matching contributions to the Simple IRA Plan, which are also 100% vested.

Perquisites and Other Personal Benefits

The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees on a non-discriminatory basis. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations. The Company does not provide named executive officers with any significant perquisites or other personal benefits except for personal travel using Company-owned automobiles and/or aircrafts, and housing and living expenses for our former CFO. In September 2019, the board of directors approved an aircraft policy allowing personal use of Company aircrafts as follows: (1) 25 hours per fiscal quarter for our CEO, and (2) 12 hours each per fiscal quarter for other executive officers.

SUMMARY COMPENSATION TABLE

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2021, 2020, and 2019 of our named executive officers.

				All Other
Name and		Salary	Bonus	Compensation(1)	Total
Principal Position	Year	($)	($)	($)	($)
Eric S. Langan	2021	1,436,539	-	108,679	1,545,218
President and Chief Executive Officer	2020	1,073,077	-	95,975	1,169,052
	2019	1,200,000	-	81,355	1,281,355

Bradley Chhay	2021	431,442	7,500	66,055	504,997
Chief Financial Officer	2020	269,231	25,000	50,333	344,564

Travis Reese	2021	437,827	-	65,537	503,364
Executive Vice President	2020	348,750	-	66,418	415,168
	2019	390,000	-	76,622	466,622

(1)	All Other Compensation consists of SIMPLE IRA matching contributions, automobile expenses, personal use of aircraft, and housing and living expenses. We account for personal use of aircraft to be the aggregate incremental cost of personal use of the company aircraft as calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The charge reflects the direct cost of operating the aircraft, including fuel, additives, lubricants, maintenance labor, airframe parts, engine restoration, and major periodic maintenance. We added actual airport/hangar fees charged to the company on a per-flight basis. The charge does not include fixed costs that do not change based on usage, such as aircraft depreciation, home hangar expenses, and general taxes and insurance. We value automobile expenses based on the annual depreciation rate of automobiles assigned for use by the particular officer (until fiscal 2019), plus cost of insurance, registration, repairs, maintenance, tolls, fuel, and starting fiscal 2020, tax reimbursement on automobile fringe benefits.

A table of All Other Compensation for fiscal 2021 for our named executive officers is presented below:

	SIMPLE IRA Matching Contribution	Automobile Expenses	Personal Use of Aircraft	Tax Reimbursement	Total All Other Compensation
Name	($)	($)	($)	($)	($)
Eric S. Langan	18,403	21,477	58,744	10,055	108,679

Bradley Chhay	13,402	33,876	10,974	7,803	66,055

Travis Reese	17,550	21,337	18,238	8,412	65,537

CEO Pay Ratio

We reviewed a comparison of annual total compensation of our CEO to the annual compensation of our median employee who was selected from all employees who were employed (other than the CEO) during our fiscal year ended September 30, 2021.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

During the fiscal year ended September 30, 2021, a sizable number of employees have been rehired due to the recovery from the pandemic. We recalculated and identified a new median employee using the same methodology as mentioned above.

The compensation for our CEO in fiscal 2021 of $1,545,218 was approximately 50 times the compensation of our fiscal 2021 median employee of $31,039.

GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based awards for fiscal 2021.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of September 30, 2021.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2021

There were no stock options exercised nor stock that vested during the fiscal year ended September 30, 2021. As of September 30, 2020, the Company’s 2010 Stock Option Plan contractually expired.

DIRECTOR COMPENSATION

We pay the expenses of our directors in attending board meetings. We paid no equity-based compensation during the fiscal year ended September 30, 2021, and we paid our independent directors $30,000 in cash for the fiscal year. Following is a schedule of all compensation paid to our directors in the year ended September 30, 2021:

Fees earned or paid in cash
Name	($)
Nourdean Anakar*	30,000
Luke C. Lirot	30,000
Yura Barabash	30,000
Elaine Martin	30,000
Arthur Allan Priaulx	30,000
Eric S. Langan	-
Travis Reese	-

* Mr. Anakar did not stand for reelection during the 2021 annual meeting of stockholders. His term ended on September 14, 2021.

EMPLOYMENT AGREEMENTS

On July 1, 2021, we entered into new two-year employment agreements with each of our executive officers, including Eric Langan, our Chief Executive Officer and President; Bradley Chhay, our Chief Financial Officer; and Travis Reese, our Executive Vice President and Secretary. Under their respective new agreements, Mr. Langan’s annual salary is $1,700,000; Mr. Chhay’s annual salary is $425,000; and Mr. Reese’s annual salary is $420,000. Each of the agreements has a term that commenced on July 1, 2021 and ends on June 30, 2023. Each of the agreements also provides for bonus eligibility, expense reimbursement, health benefits, participation in our benefit plans, use of a company-owned automobile, access to company-owned aircraft (subject to the terms and conditions of our corporate aircraft policy), and two weeks paid vacation annually. Under the terms of the agreements, each executive is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

Currently, our executive officers do not have long-term incentive plans or defined benefit or actuarial plans outstanding.

EMPLOYEE STOCK OPTION PLANS

The Company’s 2010 Stock Option Plan, as amended, contractually expired on September 30, 2020. See Proposal 3 regarding the 2022 Stock Option Plan which our Board of Directors approved on February 7, 2022 and is being submitted to our stockholders for adoption at the Annual Meeting.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for our executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 28, 2022, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RCI Hospitality Holdings, Inc., 10737 Cutten Road, Houston, Texas 77066. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 9,290,298 shares of common stock outstanding at June 28, 2022. Generally, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deem outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 28, 2022 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of June 28, 2022; we do not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Presently, there are no outstanding securities that are exercisable or convertible into shares of common stock. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name/Address	Number of shares		Title of class	Percent of Class (1)
Executive Officers and Directors

Eric S. Langan	703,870	(2)	Common stock	7.58%

Bradley Chhay	5,305	(3)	Common stock	*

Yura Barabash	661	(4)	Common stock	*

Travis Reese	14,341	(5)	Common stock	*

Luke Lirot	518		Common stock	*

Elaine Martin	8,580		Common stock	*

Arthur Allan Priaulx	2,000		Common stock	*

All of our Directors and Officers as a Group of seven persons	731,535		Common stock	7.87%

Other > 5% Security Holders

BlackRock, Inc. (6)	534,898		Common stock	5.76%

ADW Capital Partners, L.P.(7)	949,000	(8)	Common stock	10.16%

Troy Lowrie (9)	500,000	(10)	Common stock	5.38%

(1)	These percentages exclude treasury shares in the calculation of percentage of class.

(2)	Includes 1,870 shares held in an investment club over which Mr. Langan has shared voting and investment power. As of the date of this report, Mr. Langan owns less than 0.1% of the investment club.

(3)	Number of shares is rounded to the nearest whole number. The actual amount is 5,305.317 shares. Includes 1,870 shares held in an investment club over which Mr. Chhay has shared voting and investment power. As of the date of this report, Mr. Chhay owns approximately 4.1% of the investment club.

(4)	Number of shares is rounded to the nearest whole number. The actual amount is 660.666 shares.

(5)	Includes 1,870 shares held in an investment club over which Mr. Reese has shared voting and investment power. As of the date of this report, Mr. Reese owns approximately 1.8% of the investment club.

(6)	Based on the most recently available Schedule 13G filed with the SEC on February 1, 2022 by BlackRock Inc. BlackRock beneficially owned 534,898 shares, with sole voting power over 532,744 shares and sole dispositive power over 534,898 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(7)	Based on the most recently available Schedule 13G filed with the SEC on June 10, 2022 by ADW Capital Partners, L.P., ADW Capital Management, LLC and Adam D. Wyden. ADW Capital Management, LLC is the general partner and investment manager of ADW Capital Partners, L.P. Mr. Wyden is the sole manager of ADW Capital Management, LLC. ADW Capital Partners, L.P is the record and direct beneficial owner of 949,000 shares, with shared voting power and shared dispositive power over all such shares. The address of each of these reporting persons is 1133 Broadway, Suite 719, New York, New York 10010.

(8)	Includes 50,000 shares represented as call options.

(9)	Based on the most recently available Schedule 13G filed with the SEC on November 17, 2021 by Troy Lowrie. Mr. Lowrie is the controlling person of Family Dog, LLC and Club Licensing, LLC, which are the record and direct beneficial owners of 300,000 shares and 200,000 shares, respectively, with each such entity having sole voting power and sole dispositive power over all its respective shares. The address of Mr. Lowrie is 735 S Xenon Ct, Ste 101, Lakewood, Colorado 80228.

(10)	Mr. Lowrie has communicated to the Company that Family Dog, LLC and Club Licensing, LLC have sold a total of 20,000 shares in April and May, 2022. The amount reflected does not deduct those 20,000 shares, as he has not yet filed an amendment to his Schedule 13G to reflect those sales transactions.

The Company is not aware of any arrangements that could result in a change in control of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended September 30, 2021, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended September 30, 2021.

PROPOSAL 2

TO RATIFY THE SELECTION OF FRIEDMAN LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022

The Audit Committee of the Board of Directors has selected Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Although not required by law or otherwise, the selection is being submitted to our stockholders as a matter of corporate policy for their ratification. We wish to obtain from the stockholders a ratification of the Audit Committee’s action in appointing the existing independent registered public accounting firm, Friedman, for the fiscal year ending September 30, 2022. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during or after the year if the Audit Committee believes that such a change would be in the best interests of the company and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Friedman is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of Friedman as our independent registered public accounting firm for the fiscal year ending September 30, 2022.

DISCLOSURE ABOUT FEES

The following table sets forth the aggregate fees paid or accrued for professional services and the aggregate fees paid or accrued for audit-related services and all other services rendered by Friedman LLP for the fiscal year 2021 and 2020 (in thousands).

	2021	2020

Audit fees	$695	$1,945
Audit-related fees	7	-
Tax fees	-	-
All other fees	-	-

Total	$702	$1,945

“Audit fees” include fees billed for professional services rendered in connection with the annual audit and quarterly reviews of the Company’s consolidated financial statements, the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, and assistance with securities filings other than periodic reports.

“Audit-related fees” include professional services in relation to a Form S-3 filing.

“Tax fees” include consultation related to tax compliance and tax structuring.

“All other fees” include fees billed for professional services rendered in connection with the SEC investigation.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Friedman, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

PROPOSAL 3

APPROVAL OF THE 2022 Stock Option Plan

On February 7, 2022, our Board of Directors approved the 2022 Stock Option Plan (the “Plan”). The Plan is being submitted to our stockholders for adoption. The Plan has been effective since the Board approved the Plan, but pursuant to Section 422 of the Internal Revenue Code of 1986 (the “Code”), our stockholders must approve the Plan within 12 months of its adoption to make the Plan a tax-qualified plan. In the event that the Plan is not approved by our stockholders at the Annual Meeting, the Plan will be unwound and terminated. The Plan is included as Exhibit A to this proxy statement.

Additionally, the Compensation Committee of the Board of Directors has granted all 300,000 of the 300,000 total stock options available for issuance under the Plan, including a total of 150,000 options to executive officers and 150,000 options to certain non-executive employees. See “Benefits or Amounts under the Plan,” below. The options granted under the Plan cannot be exercised prior to obtaining stockholder approval of the Plan, and the options will be cancelled if stockholder approval is not obtained at the Annual Meeting.

Although the issuance of the equity awards described in this Proposal 3 could result in dilution to our current stockholders, we believe issuing equity awards to executive officers and directors is critical to the long-term success of the Company. Stock options motivate our executive officers and employees to realize benefits from longer-term strategies that increase stockholder value. They also promote commitment and retention and align the interests of executive officers and employees with the interests of stockholders, since the options have value only if our stock price increases over time.

The Board of Directors recommends a vote FOR the approval of the 2022 Stock Option Plan.

Summary of 2022 Stock Option Plan

The purpose of the Plan is to promote the financial interests of us and our stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the company. The grants under the Plan recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the company, thus enhancing their personal interest in our continued success and progress. The Plan also assists us in attracting, retaining and motivating key employees and directors.

The following sets forth certain terms and conditions of the Plan.

1. Administration.

(a) This Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee are to be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee.

(b) If no Committee has been appointed, members of the Board may vote on any matters affecting the administration of the Plan or the grant of any option pursuant to the Plan, except that no such member shall act on the granting of an option to himself/herself, but such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options to him/her.

(c) Subject to the terms of this Plan, the Committee has the sole and exclusive power to:

(i) select the participants in the Plan;

(ii) establish the terms of the options granted to each participant which may not be the same in each case;

(iii) determine the total number of options to grant to an optionee, which may not be the same in each case;

(iv) fix the option period for any option granted which may not be the same in each case;

(v) make all other determinations necessary or advisable under the Plan;

(vi) determine the minimum number of shares with respect to which options may be exercised in part at any time.

(d) The Committee has the sole and absolute discretion to determine whether the performance of an eligible employee warrants an award under the Plan, and to determine the amount of the award.

(e) The Committee has full and exclusive power to construe and interpret the Plan, to prescribe and rescind rules and regulations relating to the Plan, and take all actions necessary or advisable for the Plan’s administration. Any such determination made by the Committee will be final and binding on all persons.

(f) A member of the Committee will not be liable for performing any act or making any determination in good faith.

2. Shares Subject to Option. Subject to the provisions of Paragraph 11 of the Plan, the maximum aggregate number of shares of common stock underlying options that may be granted by the Company under the Plan shall be 300,000. Such shares may be authorized but unissued, or may be treasury shares. If an option expires or becomes unexercisable for any reason without having been exercised in full, the un-purchased shares that were subject to the option will, unless the Plan has then terminated, be available for other options under the Plan.

3. Eligible Persons. Our and our affiliate’s officers, directors, employees, consultants and subcontractors, as the Committee in its sole discretion designates, are eligible to participate in the Plan.

4. Option Price. The option price of each share subject to an option granted under the Plan shall be determined by the Committee, but in no event shall be less than the Fair Market Value (as defined in the Plan) of a share of common stock on the option’s date of grant.

5. Termination of Employment. Any option which has not vested at the time the optionee ceases continuous service for any reason other than death, disability or retirement shall terminate upon the last day that the optionee is employed by the Company.

6. Nonqualified and Incentive Stock Options. Any option not intended to qualify as an Incentive Stock Option (a stock option that satisfies the requirements of Section 422 of the Code) will be a Nonqualified Stock Option (as defined in the Plan). Nonqualified Stock Options will satisfy each of the requirements of the Plan. An option intended to qualify as an Incentive Stock Option, but which does not meet all the requirements of an Incentive Stock Option will be treated as a Nonqualified Stock Option.

7. Duration of Plan. Options may be granted under the Plan only within 10 years from the original effective date of the Plan.

8. Amendment, Suspension or Termination of Plan. The Board of Directors may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, can be made without the approval of our stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Stock Option under the Internal Revenue Code, no amendment that would (a) change the aggregate number of shares of stock which may be issued under Incentive Stock Options, (b) change the class of employees eligible to receive Incentive Stock Options, or (c) decrease the option price for Incentive Stock Options below the fair market value of the stock at the time it is granted, can be made without the approval of our stockholders. Subject to the preceding, the Board of Directors has the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Stock Option as in the opinion of our counsel may be necessary or appropriate from time to time to enable any Incentive Stock Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Internal Revenue Code so as to receive preferential federal income tax treatment. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan will act to impair or extinguish rights in options already granted at the date of such amendment, suspension or termination.

Benefits or Amounts under the Plan

The Committee has the sole and exclusive power to select the participants of the Plan and to determine the terms of any option granted under the Plan. The granting of awards under the Plan is entirely discretionary. To date, the following awards have been granted under the Plan.

Name and position	Number of shares
Eric Langan, President and Chief Executive Officer	50,000	(1)
Bradley Chhay, Chief Financial Officer	50,000	(1)
Travis Reese, Executive Vice President	50,000	(1)
All current executive officers as a group	150,000	(1)
All current directors who are not executive officers as a group	-
All employees, including all current officers who are not executive officers, as a group	150,000	(1)

(1)	The Compensation Committee granted these stock option awards on February 9, 2022. The options have a term of five years and an exercise price of $100.00 per share. The options are subject to a five-year vesting schedule with one-fifth vesting upon stockholders approving the Plan and one-fifth vesting on February 9 of each year thereafter, provided however that the options will be subject to earlier vesting under certain events set forth in the Plan, including without limitation a change in control. Further, the options cannot be exercised prior to obtaining stockholder approval of the Plan. If the Plan is not approved by stockholders at the Annual Meeting, we will unwind and terminate the Plan and the options will be cancelled.

Presently, the Committee has granted all available options under the Plan. If, however, an outstanding option expires or becomes unexercisable for any reason without having been exercised in full, the un-purchased shares that were subject to the option will, unless the Plan has then terminated, be available for other options under the Plan. In such case, the Committee, at its discretion, may grant such shares of additional awards under the Plan. Any such awards that will be received by or allocated to any executives, directors or employees under the Plan are not determinable, as of the date of this proxy statement.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC’s proxy rules provide that not less than once every three years, all companies subject to the Securities Exchange Act of 1934 (the “Exchange Act”) must include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in the proxy statement. This vote, commonly known as a “say-on-pay” vote, gives a company’s stockholders the opportunity to endorse or not endorse the company’s executive pay program and policies. Based on the recommendation of stockholders, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to RCI Hospitality Holdings, Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or our Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

At our 2021 Annual Meeting of Stockholders, the last meeting where we included a say-on-pay vote, stockholders approved the executive compensation resolution.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

The Board of Directors recommends a vote FOR the resolution to approve the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 5

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

The Board of Directors recommends a vote FOR authorizing the proxies, in their discretion, to vote upon such other business that may properly come before the Annual Meeting.

FUTURE PROPOSALS OF STOCKHOLDERS

Proposals for Inclusion in our 2023 Proxy Materials

Under SEC rules, if a stockholder wants us to include a proposal in our 2023 proxy materials for presentation at our 2023 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary, by March 13, 2023. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other Proposals or Nominations to be brought before our 2023 Annual Meeting

Under our Bylaws, a stockholder must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our proxy materials under SEC rules). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 10737 Cutten Road, Houston, Texas 77066.

Any stockholder considering introducing a nomination or other item of business should carefully review our Bylaws, which are available at http://www.rcihospitality.com/investor.

We must receive written notice of your intention to nominate a director or to propose an item of business at our 2023 Annual Meeting according to this schedule:

If the 2023 Annual Meeting is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting (August 23, 2022), then we must receive it not less than 90 days nor more than 120 days in advance of the anniversary of the 2023 Annual Meeting.

If the 2023 Annual Meeting is to be held on a date not within 30 days before or after such anniversary, then we must receive it no later than 10 days following the first to occur:

●	the date on which notice of the date of the 2023 Annual Meeting is mailed; or
●	the date public disclosure of the date of the 2023 Annual Meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal executive offices at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary.

MISCELLANEOUS

Only one Notice of Internet Availability of Proxy Materials (the “Notice”) is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of the Notice to any stockholder at a shared address to which a single copy of the Notice was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of the Notice or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (281) 397-6730 or by mail to our address at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of proxy materials and/or notices if you are receiving multiple copies upon written or oral request to the President at the address and telephone number stated above.

Admission to the Annual Meeting is limited to stockholders as of the close of business on June 28, 2022 and individuals designated a stockholder’s authorized proxy holder. In each case, the individual must have proof of ownership of our stock, as well as a valid government-issued photo identification, such as a valid driver’s license or passport, to be admitted to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

July 11, 2021

HOUSTON, TEXAS

EXHIBIT A

RCI Hospitality Holdings, Inc.

2022 STOCK OPTION PLAN

1.	Purpose. The purpose of the RCI Hospitality Holdings, Inc. 2022 Stock Option Plan (“the Plan”) is to promote the financial interests of the Company, its subsidiaries and its shareholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company’s continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting, retaining and motivating key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or Nonqualified Stock Options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

Rule 16b-3 Plan. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee or the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Committee or the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

Effective Date of Plan. The effective date of the Plan shall be February 7, 2022 (the Effective Date). The Board of Directors shall, within one year of the Effective Date, submit the Plan to the shareholders of the Company for approval. The Plan shall be approved by at least a majority of shareholders voting in person or by proxy at a duly held shareholders meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders. No Incentive Option or Nonqualified Stock Option shall be granted pursuant to the Plan ten years after the Effective Date. In the event that the Plan is not approved by the shareholders of the Company within one year of the Effective Date or less than the required amount of votes of shareholders are received in favor of approval of the Plan at a duly held meeting of shareholders, then the Company shall unwind and terminate the Plan, and all outstanding Options granted under the Plan shall be cancelled.

2.	Definitions. The following definitions shall apply to this Plan:

(a)	“Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(b)	“Agreement” means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which Options are granted to a participant.

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(c)	“Award” means each of the following granted under this Plan: Incentive Stock Options or Non-qualified Stock Options.

(d)	“Board” means the board of directors of the Company.

(e)	“Cause” shall mean, for purposes of whether and when a participant has incurred a Termination of Employment for Cause: (i) any act or omission which permits the Company to terminate the written agreement or arrangement between the participant and the Company or a Subsidiary or Parent for Cause as defined in such agreement or arrangement; or (ii) in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then Cause shall mean an act or acts of dishonesty by the participant resulting or intending to result directly or indirectly in gain to or personal enrichment of the participant at the Company’s expense and/or gross negligence or willful misconduct on the part of the participant.

(f)	“Change in Control” means, for purposes of this Plan:

i.	there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) acquisition by a third party of more than 40% of the voting interest of the Company’s Common Stock; or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

ii.	the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

(g)	“Code” means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

(h)	“Committee” means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors.

(i)	“Common Stock” means the Common Stock, par value per share of the Company whether presently or hereafter issued, or such other class of shares or securities as to which the Plan may be applicable, pursuant to Section 11 herein.

(j)	“Company” means RCI Hospitality Holdings, Inc., a Texas corporation and includes any successor or assignee company corporations into which the Company may be merged, changed or consolidated; any company for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(k)	“Continuous Service” means the absence of any interruption or termination of employment with or service to the Company or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other bona fide leave of absence of less than ninety (90) days (unless the participants right to reemployment is guaranteed by statute or by contract) or in the case of transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successors

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(l)	“Date of Grant” means the date on which the Committee grants an Option.

(m)	“Director” means any member of the Board of Directors of the Company or any Parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(n)	“Non Employee Director” means a Non Employee Director as that term is defined in Rule 16b-3 under the Exchange Act.

(o)	“Eligible Persons” shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) officers, directors or employees of the Company or Affiliate or (ii) consultants or subcontractors of the Company or affiliate.

(p)	“Employee” means any person employed on an hourly or salaried basis by the Company or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(r)	“Fair Market Value” means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding day on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and ask price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

(s)	“Incentive Stock Option” means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a Parent or subsidiary of the Company or a predecessor company of any such company.

(t)	“Nonqualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan other than an Incentive Stock Option within the meaning of Section 422 of the Code.

(u)	“Option” means a stock option granted pursuant to the Plan.

(v)	“Option Period” means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

(w)	“Optionee” means an Employee (or Director or subcontractor) who receives an Option.

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(x)	“Parent” means any corporation which owns 50% or more of the voting securities of the Company.

(y)	“Plan” means this Stock Option Plan as may be amended from time to time.

(z)	“Share” means the Common Stock, as adjusted in accordance with Paragraph 11 of the Plan.

(aa)	“Ten Percent Shareholder” means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

(bb)	“Termination” or “Termination of Employment means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company or of any Subsidiary or Parent including, without limitation, death, disability, dismissal, severance at the election of the participant, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Subsidiaries or Parent of all businesses owned or operated by the Company or its Subsidiaries. A Termination of Employment shall occur to an employee who is employed by a Subsidiary if the Subsidiary shall cease to be a Subsidiary and the participant shall not immediately thereafter become an employee of the Company or a Subsidiary.

(cc)	“Subsidiary” means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

In addition, certain other terms used in this Plan shall have the definitions given to them in the first place in which they are used.

3.	Administration.

(a)	This Plan will be administered by the Committee. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous written consent of the Committee.

(b)	If no Committee has been appointed, members of the Board may vote on any matters affecting the administration of the Plan or the grant of any Option pursuant to the Plan, except that no such member shall act on the granting of an Option to himself, but such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

(c)	Subject to the terms of this Plan, the Committee has the sole and exclusive power to:

i.	select the participants in this Plan;

ii.	establish the terms of the Options granted to each participant which may not be the same in each case;

iii.	determine the total number of options to grant to an Optionee, which may not be the same in each case;

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iv.	fix the Option period for any Option granted which may not be the same in each case; and

v.	make all other determinations necessary or advisable under the Plan.

vi.	determine the minimum number of shares with respect to which Options may be exercised in part at any time.

vii.	The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan, and to determine the amount of the award.

viii.	The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan’s administration. Any such determination made by the Committee will be final and binding on all persons.

(d)	A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.	Shares Subject to Option. Subject to the provisions of Paragraph 11 of the Plan, the maximum aggregate number of Shares underlying Options that may be granted by the Company under the Plan shall be 300,000. Such shares may be authorized but unissued, or may be treasury shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

(a)	Eligible Persons. Every Eligible Person, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee’s award of an Option to a participant in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Option, including, without limitation;

(i)	the financial condition of the Company or its Subsidiaries;

(ii)	expected profits for the current or future years;

(iii)	the contributions of a prospective participant to the profitability or success of the Company or its Subsidiaries; and

(iv)	the adequacy of the prospective participant’s other compensation.

Participants may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

(b)	No Right of Employment. An Optionee’s right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any Employee.

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5.	Requirements of Option Grants. Each Option granted under this Plan shall satisfy the following requirements.

(a)	Written Option. An Option shall be evidenced by a written Agreement specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is be an Incentive Stock Option or a Non-qualified Stock Option, (iii) the Option period for any Option granted and (iv) such terms and conditions consistent with the Plan as the Committee shall determine, all of which may differ between various Optionees and various Agreements.

(b)	Duration of Option. Each Option may be exercised only during the Option Period designated for the Option by the Committee. At the end of the Option Period the Option shall expire.

(c)	Option Exercisability. Each Option shall be exercisable only in accordance with its terms.

(d)	Acceleration of Vesting. Subject to the provisions of Section 5(b), the Committee may, in its sole discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining shares. Such acceleration of vesting may be declared by the Committee at any time before the end of the Option Period, including, if applicable, after termination of the Optionee’s Continuous Service by reason of death, disability, retirement or termination of employment.

(e)	Option Price. Except as provided in Section 6(a) the Option price of each Share subject to the Option shall be determined by the Committee, but in no event shall be less than the Fair Market Value of the Share on the Option’s Date of Grant.

(f)	Termination of Employment Any Option which has not vested at the time the Optionee ceases Continuous Service for any reason other than death, disability or retirement shall terminate upon the last day that the Optionee is employed by the Company. Incentive Stock Options must be exercised within three months of cessation of Continuous Service for reasons other than death, disability or retirement in order to qualify for Incentive Stock Option tax treatment. Nonqualified Stock Options may be exercised any time during the Option Period regardless of employment status.

(g)	Death. In the case of death of the Optionee, the beneficiaries designated by the Optionee shall have one year from the Optionee’s demise (or such longer period as the Committee may allow) or to the end of the Option Period, whichever is earlier, to exercise the Option, provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Sections 5(d) and 11.

(h)	Retirement. Any Option which has not vested at the time the Optionee ceases Continuous Service due to retirement shall terminate upon the last day that the Optionee is employed by the Company (unless otherwise extended by the Committee). Upon retirement Incentive Stock Options must be exercised within three months of cessation of Continuous Service in order to qualify for Incentive Stock Option tax treatment. Nonqualified Stock Options may be exercised any time during the Option Period regardless of employment status.

(i)	Disability. In the event of termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of the end of the Option Period or twelve months after the date of such termination (or such longer period as the Committee may allow), provided, however, the Option can be exercised at the time the Optionee became disabled, provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under Sections 5(d) and 11.

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6.	Incentive Stock Options. Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

(a)	Ten Percent Shareholders. An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of either the Company or any Parent or Subsidiary, shall be granted at a price of 110 percent of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

(b)	Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of Grant, of stock in the Company exercisable for the first time by any Optionee during any calendar year, under the Plan and all other plans of the Company or its Parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000.00.

(c)	Exercise of Incentive Stock Options. No disposition of the shares underlying an Incentive Stock Option may be made within two years from the Date of Grant nor within one year after the exercise of such incentive Stock Option.

(d)	Approval of Plan. No Option shall qualify as an Incentive Stock Option unless this Plan is approved by the shareholders within one year of the Plan’s adoption by the Board.

7.	Nonqualified and Incentive Stock Options. Any Option not intended to qualify as an Incentive Stock Option shall be a Nonqualified Stock Option. Nonqualified Stock Options shall satisfy each of the requirements of Section 5 of the Plan. An Option intended to qualify as an Incentive Stock Option, but which does not meet all the requirements of an Incentive Stock Option shall be treated as a Nonqualified Stock Option.

8.	Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to Section 3 of the Plan. During the lifetime of the Employee to whom an Option is granted, such Option may be exercised only by the Option holder. Payment for Shares with respect to which an Option is exercised may be in cash, by certified check or wire transfer. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

An Option granted under this Plan may be exercised in any increments of less than the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder’s right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

9.	Taxes. Compliance with Law: Approval of Regulatory Bodies. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax. Options are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 9 of the Plan. No Option may be exercised, and no Shares may be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matter as the Committee deems advisable.

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Each Person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

10.	Assignability. An Option granted under this Plan is not transferable except by will or the laws of descent or by gift to a family member, or to a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of the assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests. More particularly, but without limitation of the foregoing, the Option may be not be assigned or transferred except as provided above and shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer or distribution contrary to the provisions hereof shall be null and void and without effect.

11.	Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Committee or the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

12.	Accelerations of Options Upon Change in Control. In the event that a Change of Control has occurred with respect to the Company, any and all Options will become fully vested and immediately exercisable with such acceleration to occur without the requirement of any further act by either the Company or the participant, subject to Section 9 hereof.

13.	Liability of the Company. The Company, its Parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

14.	Expenses of Plan. The Company shall bear the expenses of administering the Plan.

15.	Duration of Plan. Options may be granted under this Plan only within 10 years from the original effective date of the Plan.

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16.	Amendment, Suspension or Termination of Plan. The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase the benefits accruing to participants under this Plan, shall be made without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall act to impair or extinguish rights in Options already granted at the date of such amendment, suspension or termination.

17.	Forfeiture. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor anywhere which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options, including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person’s ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

The decision of the Committee as to the cause of an Employee’s discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person’s competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

18.	Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company the opportunity to handle and defend same at its own expense. The failure to notify the Company within 60 days shall only affect a Director or committee member’s right to indemnification if said failure to notify results in an impairment of the Company’s rights or is detrimental to the Company. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

19.	Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

20.	Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

21.	Other Compensation Plans. The adoption of this Plan or any amendments shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

22.	Other Options or Awards. The grant of an Option or Awards shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

23.	Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

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RCI HOSPITALITY HOLDINGS, INC.

RCI HOSPITALITY HOLDINGS, INC.
10737 CUTTEN ROAD
HOUSTON, TX 77066

Your **Vote** Counts!

RCI HOSPITALITY HOLDINGS, INC.

2022 Annual Meeting

Vote by August 22, 2022

11:59 PM ET

You invested in RCI HOSPITALITY HOLDINGS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on August 23, 2022.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 09, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

August 23, 2022
10:00 AM CDT

Corporate Offices
10737 Cutten Road
Houston, Texas 77066

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	ELECTION OF DIRECTORS OF THE COMPANY **Nominees:** 01) Eric S. Langan 02) Travis Reese 03) Luke Lirot 04) Yura Barabash 05) Elaine J. Martin 06) Arthur Allan Priaulx	For
2.	PROPOSAL TO RATIFY THE SELECTION OF FRIEDMAN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.	For
3.	PROPOSAL TO APPROVE THE 2022 STOCK OPTION PLAN.	For
4.	RESOLVED, THAT THE COMPENSATION PAID TO RCI HOSPITALITY HOLDINGS, INC.'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.	For
5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

RCI HOSPITALITY HOLDINGS, INC.

RCI HOSPITALITY HOLDINGS, INC.
10737 CUTTEN ROAD
HOUSTON, TX 77066

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/22/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/22/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS OF THE COMPANY

Nominees

01) Eric S. Langan 02) Travis Reese 03) Luke Lirot 04) Yura Barabash 05) Elaine J. Martin
06) Arthur Allan Priaulx

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. PROPOSAL TO RATIFY THE SELECTION OF FRIEDMAN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.	☐	☐	☐
3. PROPOSAL TO APPROVE THE 2022 STOCK OPTION PLAN.	☐	☐	☐
4. RESOLVED, THAT THE COMPENSATION PAID TO RCI HOSPITALITY HOLDINGS, INC.'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.	☐	☐	☐
5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000575355_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

PROXY
RCI HOSPITALITY HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 23, 2022

The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of RCI Hospitality Holdings, Inc. held of record by the undersigned on June 28, 2022, at the Annual Meeting of Stockholders to be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Tuesday, August 23, 2022 at 10:00 a.m. (Central Time), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, FOR THE PROPOSAL IN NUMBER 3, FOR APPROVAL OF THE RESOLUTION IN NUMBER 4 AND FOR THE APPROVAL IN NUMBER 5.

0000575355_2 R1.0.0.24

Continued and to be signed on reverse side